SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2006

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

            Not Applicable
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 5, 2006, Celanese Corporation (the ‘‘Company’’) issued a press release announcing that David F. Hoffmeister has been nominated for election to the Company’s board of directors at its annual meeting of shareholders on May 2, 2006. Mr. Hoffmeister will replace John M. Ballbach who has decided not to stand for reelection due to commitments of his new position as chief executive officer of VWR International, Inc.

The Company also announced that, following the Company's next annual meeting of shareholders on May 2, 2006, it will operate with nine directors on its board to increase the efficiency of its board activities. Current board members, Dr. Hanns Ostmeier and Dr. William H. Joyce, will resign as directors immediately following the Company’s annual meeting of shareholders on May 2, 2006.

None of the director resignations is related in any manner to any past, present or contemplated accounting, finance or legal issue or to any disagreement with the Company's board of directors or management over any issue or policy, including accounting treatment or policy.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Vice President and Controller

Date: April 5, 2006

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated April 5, 2006